EXHIBIT 10.155
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                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------



         THIS SECURITIES PURCHASE AGREEMENT, dated as of April 27, 2005 (this "Agreement"), by and between Commodore Applied Technologies, Inc., a Delaware corporation, with principal executive offices located at 150 East 58th Street, Suite 3238, New York, New York 10155 (the "Company"), and Dr. Marion Danna ("Buyer").


         WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and sell to Buyer, upon the terms and subject to the conditions of this Agreement, (i) ten million (10,000,000) shares of Common Stock (the "Equity") and (ii) Common Stock Purchase Warrants in the form attached hereto as Exhibit A to purchase one million five hundred thousand (4,000,000) shares of Common Stock (as defined below) (collectively, the "Warrants"); and


         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                   I. PURCHASE AND SALE OF EQUITY AND WARRANTS

         A. Transaction. Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Equity and the Warrants to purchase fourteen million (14,000,000) shares of Common Stock.

         B. Purchase Price; Form of Payment. The purchase price for the Equity and the Warrants to be purchased by Buyer hereunder shall be one hundred thousand dollars ($100,000) (the "Purchase Price"). Simultaneously with the execution of this Agreement, Buyer shall pay the Purchase Price by wire transfer of immediately available funds to the Company. Simultaneously with the execution of this Agreement, the Company shall deliver one or more duly authorized, issued and executed certificates (I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) evidencing the Equity and the Warrants, which Buyer is purchasing, to the Buyer or its designated agent.

         C. Method of Payment. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to the Company in the form of (i) eighty thousand dollars ($80,000) upon the execution of this Agreement; and (ii) twenty thousand dollars ($20,000) within 60 days of the execution of this
Agreement:

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             The Bank of America
             303 Roma Northwest
             Albuquerque, NM  87102
             ABA No.: 107000327
             For the Account of: Commodore Applied Technologies, Inc. Account No.: 004271317667

               II. BUYER'S REPRESENTATIONS, WARRANTIES; ACCESS TO
                     INFORMATION; INDEPENDENT INVESTIGATION

         Buyer represents and warrants to and covenants and agrees with the Company as follows:

         A. Buyer is purchasing the Equity (the "Equity Shares") and the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), collectively (the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

         B. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

         C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

         D. Buyer understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission.

         E. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

         F. Neither Buyer nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

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         G. Buyer has been given the  opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the Company and the Securities, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information which was provided to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

         H. Buyer is not relying on the Company, or its affiliates with respect to economic considerations involved in an investment in the Securities.

         I. Buyer represents, warrants and agrees that it will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom and fully understands and agrees that it must bear the economic risk of an investment in the Securities because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are registered under the Securities Act and under the applicable securities laws of such states prior to such resale, pledge, assignment or other disposition, or an exemption from such registration is available. In particular, Buyer is aware that the Securities, when issued, will be "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. Buyer also understands that, except as otherwise provided herein, the Company is under no obligation to register the Securities on its behalf or to assist it in complying with any exemption from registration under the Securities Act or applicable state securities laws. Buyer further understands that sales or transfers of the Securities are further restricted by applicable state securities laws and the provisions of this Agreement.

         J. No representations or warranties have been made to Buyer by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities Buyer is not relying upon any representations other than those contained herein.

         K. Any information which Buyer has heretofore furnished to the Company with respect to its financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information it will immediately furnish such revised or corrected information to the Company.

         L. Buyer is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to Buyer in connection with investments in securities generally.

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         M. Buyer has not engaged  any broker or other  person or entity that is entitled to a commission, fee or other remuneration as a result of the execution, delivery or performance of this Agreement or any other required documents.


         N. Neither the execution, delivery nor performance of this Agreement or any other required documents by Buyer violates or conflicts with or creates (with or without the giving of notice or the lapse of time, or both) a default under, or a lien or encumbrance upon, any of Buyer's assets or properties pursuant to or requires the consent, approval, or order of any government or governmental agency or other person or entity under (x) any Equity, indenture, lease, license or other material agreement to which Buyer is a party or by which it or any of its assets or properties is bound, (y) any statute, law, rule, regulation or court decree binding upon or applicable to Buyer or its assets or properties, or (z) the charter or by-laws or other equivalent governing documents of Buyer.

                       III. THE COMPANY'S REPRESENTATIONS

         The Company represents and warrants to Buyer that:

         A. Capitalization.

         1. The authorized capital stock of the Company consists of: (i) 300,000,000 shares of Common Stock, of which 140,178,626 shares are issued and outstanding on the date hereof; and (ii) 10,000,000 shares of "blank check" preferred stock, of which (a) 80,000 shares have been designated as Series A Preferred Stock, of which 18,000 were issued and have been retired, (b) 25,000 shares have been designated as Series B 6% Convertible Preferred Stock, of which
20.909 have been issued and have been retired, (c) 15,000 shares have been designated as Series C 6% Convertible Preferred Stock, of which 10,189 have been issued and have been retired, (d) 25,000 shares have been designated as Series D 6% Convertible Preferred Stock, of which 20,391 have been issued and have been retired, (e) 335,000 shares have been designated as Series E Convertible Preferred Stock, of which 335,000 have been issued and 257,500 have been retired, and (f) 266,700 shares have been designated as Series F Convertible Preferred Stock, of which 266,700 have been issued and 148,500 have been retired, in each case on the date hereof. All of the issued and outstanding shares of Common Stock and preferred stock, if any, have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 115,199,470 shares of Common Stock.

         2. The shares of Common Stock have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company upon exercise of the Warrant, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of being such holder. The Equity Shares and Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company on exercise of the Warrants will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of being such holder.

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         3. Schedule  III.A.4.  hereto lists all the subsidiaries of the Company
(the "Subsidiaries"). Except as disclosed on Schedule III.A.4. hereto, the Company does not own or control, directly or indirectly, any interest in any
other  corporation,   partnership,  limited  liability  company,  unincorporated business organization, association, trust or other business entity.

         B. Organization; Reporting Company Status.

         1. Each of the Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a consolidated whole or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

         2. The Company has registered its common stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is listed and traded on the American Stock Exchange (the "Amex") and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

         C. Authorization. The Company (i) has duly and validly authorized and reserved for issuance eleven million five hundred thousand (11,500,000) shares of Common Stock, sufficient in number for the Equity purchase and the exercise of the Warrants, and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Equity Shares and the Warrant Shares upon the exercise of the Warrants, respectively. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Warrants are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Preferred Shares and the exercise of the Warrants. The Company agrees, without cost or expense to Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

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         D.  Authority;  Validity  and  Enforceability.   The  Company  has  the
requisite corporate power and authority to file and perform its obligations under the Stock Purchase Agreement and to enter into the Documents (as hereinafter  defined),  and to  perform  all of its  obligations  hereunder  and
thereunder  (including  the  issuance,   sale  and  delivery  to  Buyer  of  the
Securities). The execution, delivery and performance by the Company of the Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Equity, the Warrants and the issuance and reservation for issuance of the Warrant Shares), have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly and validly executed each of the Documents. Each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to
applicable  bankruptcy,   insolvency,  fraudulent  conveyance,   reorganization,
moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "Documents" means (i) this Agreement;
(ii) the Equity, (iii) the Registration Rights Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Exhibit B (the "Registration Rights Agreement"); and (iv) the Warrants.

         E. Validity of Issuance of the Securities. The Equity and the Warrants as of the Closing Date and the Warrant Shares upon their issuance, respectively, are or will be validly issued and outstanding, fully paid and non-assessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

         F. Non-contravention. The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, including, without limitation, do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as defined below) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, Equity, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) any Law (as defined below) applicable to the Company or any of its Subsidiaries or their respective properties or assets.

         G. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Equity or the Warrants (and Warrant Shares) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

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         H.  Commission  Filings.  The Company has filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act (the "Commission Filings"). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and
(ii) none of the Commission Filings contained at the time of their filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

         I. Absence of Litigation. Except as set forth on Schedule III.K, there are (i) no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship, or (iii) no judgments, decrees, injunctions or orders of any governmental entity or arbitrator outstanding against the Company or any Subsidiary.

         J. Absence of Events of Default. Except as set forth in Schedule III.L, no "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

         K. Financial Statements; No Undisclosed Liabilities. The Company has delivered to Buyer true and complete copies of the (i) audited balance sheet of the Company and the Subsidiaries as at December 31, 2003 and 2002, respectively, and the related audited statements of income, changes in stockholders' equity and cash flows for the three fiscal years ended December 31, 2003, including the related notes and schedules thereto and (ii) unaudited balance sheets of the Company and the Subsidiaries and the statements of income, changes in

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stockholders'  equity and cash flows for each fiscal  quarter since December 31,
2001, including the related notes and schedules, all certified by the chief financial officer of the Company (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes), and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 2003 is hereinafter referred to as the "Balance Sheet" and December 31, 2003 is hereinafter referred to as the "Balance Sheet Date". Except as set forth on Schedule III.M. hereto, the Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

         L. Related Party Transactions. Except as set forth in the Commission Filings or on Schedule III.O. hereto, neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of the Subsidiaries. Except as set forth in the Commission Filings or on Schedule III.O. hereto, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary, (y) engaged in a business related to the business of the Company or any Subsidiary, or (z) a participant in any transaction to which the Company or any Subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any Subsidiary.

         M. Securities Law Matters. Assuming the accuracy of the representations and warranties of Buyer set forth in Section II hereof, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold the Preferred Shares or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Preferred Shares or Common Stock, or any securities convertible into or exchangeable or exercisable for the Preferred Shares or Common Stock or any such other securities) within the one-year next preceding the date hereof, except as disclosed in the Commission Filings or on Schedule III.Q. hereto or otherwise previously disclosed in writing to Buyer, and the Company shall not directly or

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indirectly  take,  and  shall  not  permit  any of its  directors,  officers  or
Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Equity Shares and the Warrants (and the Warrant Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Equity and the Warrants (and Warrant
Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

         N. No Misrepresentation. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                    IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

         A. Restrictive Legend. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities (including any Warrant Shares) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares, the Warrant Shares and the Conversion Shares until such legend has been removed):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

         B. Filings. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Buyer as required by all applicable Laws, and shall provide a copy thereof to Buyer promptly after such filing.

         C. Reporting Status. So long as Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

         D. Use of Proceeds. The Company may use the net proceeds from the sale of the Securities, for general corporate and working capital purposes. As used herein, "net proceeds" shall mean one hundred thousand dollars ($100,000).

         E. Listing. The Company shall use its best efforts to maintain its listing of the Common Stock on the Over the Counter Bulletin Board ("OTCBB"). If the Common Stock is delisted from the OTCBB, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

         F. Reserved Warrant Shares. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the Equity Shares and the exercise in full of the Warrants.

         G. Information. Each of the parties hereto acknowledges and agrees that Buyer shall not be provided with, nor be given access to, any material non-public information relating to the Company and the Subsidiaries.


                         V. TRANSFER AGENT INSTRUCTIONS

         A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and the Warrants Shares otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section V.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company and its counsel that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

         B. Buyer shall have the right to purchase shares of Common Stock pursuant to exercise of the Warrants in accordance with its applicable terms of the Warrants. The last date that the Company may deliver shares of Common Stock issuable upon any exercise of Warrants is referred to herein as the "Warrant Delivery Date."

                            VI. DELIVERY INSTRUCTIONS

         The Company shall deliver the Equity Shares to the Buyer at the Closing.

                                VII. CLOSING DATE

         The date and time (the "Closing Date") of the issuance and sale of the Equity and the Warrants (the "Closing") shall be the date hereof or such other as shall be mutually agreed upon in writing.

                  VIII. CONDITIONS TO THE COMPANY'S OBLIGATIONS

         Buyer understands that the Company's obligation to sell the Securities on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

         A. Delivery by Buyer to the Company of the Purchase Price;

         B. The accuracy on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date; and

         C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

                      IX. CONDITIONS TO BUYER'S OBLIGATIONS

         The Company understands that Buyer's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

         A. Delivery by the Company to the Buyer or his designated agent of one or more certificates (I/N/O Buyer or I/N/O Buyer's nominee) evidencing the Securities to be purchased by Buyer pursuant to this Agreement;

         B. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Buyer by the chief executive officer of the Company by delivery of the certificate to that effect;

         C. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeable could have a Material Adverse Effect;

         D. Delivery by the Company of irrevocable instructions to the Company's transfer agent to reserve 11,500,000 shares of Common Stock for issuance of the Equity Shares and the Warrant Shares; and

         E. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company.

                          X. SURVIVAL; INDEMNIFICATION

         A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

         B. The Company hereby agrees to indemnify and hold harmless Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse Buyer Indemnitees for all out of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Buyer Indemnitees and to the extent arising out of or in connection with:

              1.  any  breach  of  any  of  the  Company's   representations  or
         warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto; and

              2. the purchase of the Equity and the Warrants, the conversion of the Equity, the exercise of the Warrants, the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Purchase Price by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Buyer is a party thereto.

         C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

              1. any misrepresentation, omission of fact, or breach of any of Buyer's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement or the other Documents; and

              2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement or the other Documents.

         D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                XI. GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

                         XII. SUBMISSION TO JURISDICTION

         Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and the other
Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified in Section IXX. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                           XIII. WAIVER OF JURY TRIAL

         TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

                          XIV. COUNTERPARTS; EXECUTION

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                                  XV. HEADINGS

         The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                                XVI. SEVERABILITY

         In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            XVII. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

         This Agreement and the Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                                 XVIII. NOTICES

         Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  A.       if to the Company, to:

                           Commodore Applied Technologies, Inc.
                           150 East 58th Street, Suite 3238
                           New York, New York 10155
                           Attention:  James M. DeAngelis
                           (202) 489-5963
                           (401) 847-1506 (Fax)

                  B.       if to Buyer, to:

                           Dr. Marion Danna
                           5100 San Felipe
                           Unit 62E
                           Houston, TX  77056
                           (713)-203-1113
                           (713)-621-4607 (Fax)

The Company or Buyer may change the foregoing address by notice given pursuant to this Section XVIII.

                             XVIIII. CONFIDENTIALITY

         Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

                                 XX. ASSIGNMENT

         This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Buyer.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.


                                            COMMODORE APPLIED TECHNOLOGIES, INC.


                                            By: /s/ James M. DeAngelis
                                                ----------------------

                                            Name:  James M. DeAngelis
                                            Title:    CFO and Treasurer



                                            By: /s/ Dr. Marion Danna
                                                --------------------

                                            Name:     Dr. Marion Danna
                                            Title:    Investor

                                                                       EXHIBIT A



                          WARRANT TO PURCHASE SHARES OF
              COMMON STOCK OF COMMODORE APPLIED TECHNOLOGIES, INC.


                                                                  April 27, 2005
                                                              New York, New York

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED

                       VOID AFTER 5:00 P.M., NEW YORK TIME
                                ON April 26, 2008

         THIS CERTIFIES THAT for value received, Dr. Marion Danna or its registered permitted assigns (hereinafter collectively referred to as the "Holder"), may subscribe for and purchase, subject to the terms and conditions hereof, from Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), 4,000,000 shares of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), at any time during the period (the "Exercise Period") commencing at 9:00 a.m. New York Time on April 27, 2005 (the "Commencement Date") and ending at 5:00 p.m. New York Time, on April 26, 2008, a date which is three (3) years from the Commencement Date (the "Expiration Date"), at an exercise price per share (the "Exercise Price") which shall be equal to one cents ($0.01) per share. The number of shares of Common Stock issuable upon exercise of tits Warrant (the "Warrant Shares"), the Exercise Price, and the kind of securities issuable upon exercise of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

         Certain Definitions. As used herein:

         (a) the term `Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant, as adjusted from time to time,

         1. EXERCISE PRICE AND EXPIRATION.

              (A) THIS WARRANT MAY BE EXERCISED IN WHOLE OR IN PART ON ANY BUSINESS DAY (AS SUCH TERM IS HEREINAFTER DEFINED) AT ANY TIME DURING THE EXERCISE PERIOD UPON SURRENDER TO THE COMPANY, AT ITS ADDRESS FOR NOTICES SET FORTH IN SECTION 7 OF THIS WARRANT (OR AT SUCH OTHER OFFICE OF THE COMPANY, IF ANY, OR SUCH OTHER OFFICE OF THE COMPANY'S DULY AUTHORIZED AGENT FOR SUCH PURPOSE, AS MAY BE MAINTAINED BY THE COMPANY FOR SUCH PURPOSE AND SO DESIGNATED BY THE COMPANY BY WRITTEN NOTICE TO THE HOLDER PRIOR TO SUCH EXERCISE), TOGETHER WITH THE FOLLOWING: (I) A DULY COMPLETED AND EXECUTED NOTICE OF WARRANT EXERCISE IN THE FORM ANNEXED HERETO, AND (II) PAYMENT OF THE FULL EXERCISE PRICE FOR THIS WARRANT OR THE PORTION THEREOF THEN BEING EXERCISED. THIS WARRANT AND ALL RIGHTS AND OPTIONS HEREUNDER SHALL EXPIRE ON, AND SHALL BE IMMEDIATELY WHOLLY NULL AND VOID TO THE EXTENT THE WARRANT IS NOT PROPERLY EXERCISED PRIOR TO THE EXPIRATION DATE. AS USED IN THIS WARRANT THE TERM "BUSINESS DAY" SHALL MEAN THE TIME PERIOD BETWEEN 9:00 A.M. NEW YORK, NEW YORK TIME AND 5:00 P.M. NEW YORK, NEW YORK TIME ON ANY DAY OTHER THAN ANY SATURDAY, SUNDAY, OR OTHER DAY ON WHICH COMMERCIAL BANKS IN NEW YORK, NEW YORK ARE REQUIRED OR ARE AUTHORIZED BY LAW TO CLOSE.

         (b) Such Exercise Price shall be paid in lawful money of the United States of America by bank cashier's check or by wire transfer of immediately available funds to such account as shall have been designated in writing by the Company to the Holder from time to time.

         (c) Upon the Holder's surrender of the Warrant and payment of the Exercise Price as set forth above, the Company shall promptly issue and cause to be delivered to the Holder a certificate or certificates for the total number of whole shares of Common Stock for which this Warrant is then so exercised, as the case may be (adjusted to reflect the effect of the anti-dilution provisions contained in Section 2 of this Warrant, if any) in such denominations as are requested for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder. The Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If, at the time this Warrant is exercised, a registration statement under the Securities Act is not then in effect to register under said Securities Act the Warrant Shares issuable upon exercise of this Warrant (together with any applicable state securities law registrations), the Company may require the Holder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration, unless the Company receives an opinion of counsel reasonably satisfactory to counsel to the Company to the effect that said securities may be freely traded without registration under the Securities Act.

         (d) If the Holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may then be purchased under this Warrant, having taken into account any prior exercise of the Warrant, the Company shall promptly execute and deliver to the Holder a new warrant in the form of this Warrant for the balance of such Warrant Shares.

         2. Certain Anti-dilution Adjustments.

         (a) If the Company shall (i) pay a dividend or make a distribution to Holders of shares of Company Common Stock in the form of additional shares of Common Stock, (ii) subdivide or split or reverse split or consolidate the outstanding shares of Common Stock into a larger or smaller number of shares,
(iii) effect an increase or decrease in the number of shares of Common Stock without consideration, or (iv) effect a re-capitalization which shall reclassify the outstanding shares of Common Stock into one or more classes of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall be equitably and proportionately adjusted immediately following the occurrence of any such event, and the Holder of record of this Warrant shall be given notice of the same at such Holder's address in the Company's books and records. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification; provided, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the exercise price shall be recomputed accordingly as of the close of business on such record date and thereafter such exercise price in effect shall be as adjusted pursuant to this Section as of the time of actual payment of such dividend or distribution.

         (b) Whenever there shall be an adjustment as provided in this Section 2, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

         3.       Mergers; Consolidations and Reclassifications.

         (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as practicable to the adjustments in Section 2.

         (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments, which shall be as nearly equivalent as practicable to the adjustments in Section 2.

         (c) The above provisions of this Section 3 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         4. Certain Representations of the Company.

         Throughout the Exercise Period, the Company has and will continue to have (i) all requisite power and authority to issue this Warrant and the Warrant Shares, and (ii) sufficient authorized and unissued securities of Common Stock to permit exercise of this Warrant.

         5. Certain Covenants of the Company.

         (a) The Company shall take such steps as are necessary to cause the Company to continue to have sufficient authorized and unissued shares of Common Stock reserved in order to permit the exercise of the unexercised and un-expired portion of this Warrant, if any.

         (b) The Company covenants and agrees that all Warrant Shares issued upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes, liens, charges, and security interests created by the Company with respect to the issuance thereof.

         (c) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of this Warrant or of any certificates for Warrant Shares in a name other than that of the Holder upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid.

         (d) This Warrant and, when so issued, the shares of Common Stock which may be issued upon exercise of the Warrants, will have been issued pursuant to an available exemption from registration under the Securities Act.

         (e) The Company covenants and agrees that if it fails (i) to register the Warrant Shares as provided in a Registration Rights Agreement between the Holder and the Company, dated of even date herewith, or (ii) to issue the shares of Common Stock upon the proper exercise of the Warrant, then the Holder may immediately commence an action for specific performance.

         6. No Shareholder Rights. No Holder of this Warrant shall, as such, be entitled to vote or be deemed the holder of Common Stock or any other kind of securities of the Company, nor shall anything contained herein be construed to confer upon the Holder the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as otherwise expressly provided herein), or to receive dividends or subscription rights or otherwise, until the date of Holder's proper exercise of this Warrant as described herein.

         7. Notices. Any notice, demand, request, waiver or other communication under this Agreement must be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered by hand to the address of the party specified below (including delivery by courier), or (ii) on the fifth day after deposit in the U.S. Mail if mailed to the party to whom notice is to be given to the address specified below, by first class mail, certified or registered, return receipt requested, First Class postage prepaid:

to the Company:

                          Commodore Applied Technologies, Inc.
                          150 East 58th Street
                          Suite 3238
                          New York, New York 10155
                          Attn:  James M. DeAngelis, Chief Financial Officer
the Holder:               Dr. Marion Danna
                          5100 San Felipe
                          Unit 62E
                          Houston, Texas 77056

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         8. General.

         (a) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.

         (b) Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant or constitute a part of this Warrant for any other purpose.

         (c) This Warrant may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when instruments originally executed by each party shall have been received by the Company.

         (d) This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

         IN WITNESS WHEREOF, the Company has duly executed this Warrant on and as of the date first set forth above.

                                COMMODORE APPLIED TECHNOLOGIES,
                                 INC.



                                By: /s/ James M. DeAngelis
                                    -----------------------
                                    James M. DeAngelis, Chief Financial Officer

                                     NOTICE
                                       OF
                                WARRANT EXERCISE


TO:  Commodore Applied Technologies, Inc.:

         The undersigned hereby irrevocably elects to exercise the Warrant and to purchase thereunder ______ full shares of Common Stock issuable upon the exercise of such Warrant.

         Please check the applicable method by which the undersigned elects to exercise the Warrant:

         The Exercise Price for this warrant shall be paid by delivery of $___________ in cash as provided for in the Warrant.

         The undersigned requests that certificates for such Warrant Shares be issued in the name of:

                           Name:

                           Address:

                           Employer Identification Number or S.S. No:

         If such number of Warrants shall not be all the Warrants evidenced by the Warrant document, the undersigned requests that a new document evidencing the Warrants not so exercised issued and registered in the name of and delivered to:

                          ________________________________________
                          Name

                          ________________________________________
                          Address

                          ________________________________________
                          Employer Identification Number or Social Security No.

Date: ________________              ________________________________________
                                            Signature

                                                                       EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                              DATED: April 27, 2005



         With reference to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") by and between, Dr. Marion Danna an individual ("Danna") and COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("CXII"), whereby Danna purchased ten million (10,000,000) shares of CXII's common stock (the "Equity Shares") and that certain Warrant of even date herewith to purchase one million five hundred thousand (4,000,000) shares of CXII's common stock (the "Warrant Shares") by and between, Danna and CXII, and in order to induce Danna to enter into the Stock Purchase Agreement and the Warrant, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. As soon as practicable and no later than December 31, 2005, CXII shall file a registration on a short form registration statement under the Securities Act of 1933, as amended (the "Securities Act"), not less than that number of shares of CXII Common Stock (i) Equity Shares issued to Danna pursuant to the Securities Purchase Agreement; and (ii) Warrant Shares issuable to Danna pursuant to each such exercise of the Warrant. Such shares are referred to hereinafter as the "Registrable Securities."

         2. Until a Registration Statement has become effective under the Securities Act with respect to any Registrable Securities, each certificate representing such Registrable Securities, and all certificates and instruments issued in transfer thereof, shall be endorsed with the following restrictive legend:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED, EXCEPT IF REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE BLUE SKY OR SECURITIES LAWS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE."

At such time as any Registrable Securities cease to be Registrable Securities pursuant to Section 1, CXII shall, upon the request of any Stockholder with respect to such securities, issue to such Stockholder a replacement certificate without such legend in exchange for any certificate bearing such legend.

         3. If any of Danna's Registrable Securities are registered hereunder, CXII shall furnish to such Stockholder, at CXII's expense, such number of copies of the Registration Statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as Danna may reasonably requests.

         4. If any of Danna's Registrable Securities are registered hereunder, CXII shall promptly, at CXII's expense, use its reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as Danna may reasonably request, except that CXII shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

         5. If Danna's Registrable Securities are registered hereunder, CXII shall notify Danna promptly after it shall receive notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed.

         6. If Danna's Registrable Securities are registered hereunder, CXII shall advise Danna promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities Exchange Commission (the "Commission") suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         7. If Danna's Registrable Securities are registered hereunder, (a) CXII agrees to bear all Commission registration and filing fees, printing and mailing expenses, NASD filing fees and expenses incurred by any person or entity in connection therewith, fees, disbursements of counsel and accountants for CXII and any underwriters, brokers and dealers and all expenses and fees incident to an application for listing the shares of CXII Common Stock on the Over the Counter Bulletin Board ("OTCBB"), and (b) Danna agrees to bear, pro rata (or as they may otherwise agree), all fees and disbursements of counsel for Danna and any discounts, commissions and fees of any underwriters, brokers and dealers with respect to the Registrable Securities sold in connection with such registration.

         8. (a) CXII hereby agrees to indemnify and hold harmless Danna from and against, and agrees to reimburse Danna with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which Danna may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that CXII shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by Danna for use in the preparation thereof.

         (b) Danna hereby agrees to indemnify and hold harmless CXII, its officers, directors, legal counsel and accountants and each person or entity who controls CXII within the meaning of the Securities Act, from and against, and agrees to reimburse CXII, its officers, directors, legal counsel, accountants and controlling persons or entities with respect to any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which CXII, its officers, directors, legal counsel, accountants or such controlling persons or entities may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by Danna for use in the preparation thereof.

         (c) If any claim shall be asserted against any person or entity (an "Indemnified Person") for which such person or entity intends to seek indemnification pursuant to Section 8(a) or (b) from the other party hereto (the "Indemnifying Person"), as the case may be, such Indemnified Person shall give prompt written notice to the Indemnifying Person of the nature of such claim, but the failure to give such notice shall not relieve the Indemnifying Person of its obligations under this Section 8 unless it has been prejudiced substantially thereby. The Indemnifying Person shall have the right to conduct, at its expense, through counsel of its own choosing, which counsel is approved by the Indemnified Person (which approval may not be unreasonably withheld), the defense of any such claim, and may compromise or settle such claims with the prior consent of the Indemnified Person (which consent shall not be unreasonably withheld); provided, that (i) if the Indemnifying Person does not elect to conduct the defense of any such claim, the Indemnified Person may undertake to conduct the defense of such claim and the Indemnifying Person shall be responsible for the fees and disbursements of the Indemnified Person's legal counsel in connection with such defense and (ii) if the person or entity that is not conducting the defense desires to join in such defense, it may elect to do so at its own cost by retaining legal counsel acceptable to the person or entity conducting the defense (which acceptance shall not be unreasonably withheld).

         9. The rights and privileges of this Registration Rights Agreement may inure to the benefit of other stockholders of the Company; provided, that CXII's obligations to any one or more such stockholders shall be subject to their execution of an addendum or joinder agreement substantially similar in form and content to this Agreement.

         10. THIS AGREEMENT SHALL BE CONSTRUED (BOTH AS TO VALIDITY AND PERFORMANCE) AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION

         IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each party hereto on the date set forth above.



                           COMMODORE APPLIED TECHNOLOGIES, INC.



                           By:      /s/ James M. DeAngelis
                                    ----------------------
                                    James M. DeAngelis, Chief Financial Officer


                           By:      /s/ Dr. Marion Danna
                                    --------------------
                                    Dr. Marion Danna

                                                               SCHEDULE III.A.4.

                           SUBSIDIARIES OF THE COMPANY



------------------------------------- ----------------------- -----------------
Name of Subsidiary                    State or Jurisdiction   Percentage Owned
                                      of Incorporation
------------------------------------- ----------------------- -----------------
Commodore Solution
Technologies, Inc.                    Delaware                100%
------------------------------------- ----------------------- -----------------
Commodore Advanced
Sciences, Inc.*                       New Mexico              100%
------------------------------------- ----------------------- -----------------
A.S. Environmental, Inc.*             Delaware                100%
------------------------------------- ----------------------- -----------------
Commodore Government
Environmental                         Delaware                100%
Technologies, Inc.*
------------------------------------- ----------------------- -----------------
Environmental Alternatives, Inc.*      New Mexico             100%
------------------------------------- ----------------------- -----------------
Advanced Sciences Integrated
Mexico, S.A. de C.V.*                 Mexico                  100%
------------------------------------- ----------------------- -----------------
Advanced Sciences Integradas S.A.*    Argentina               100%
------------------------------------- ----------------------- -----------------


*  Wholly owned subsidiary of Commodore Solution Technologies, Inc.

                                                               SCHEDULE III.K.


                                LEGAL PROCEEDINGS



Indemnification Matters
-----------------------

         The Company, along with several other entities, in a prior year guaranteed a performance bond of Separation relating to the Port of Baltimore contract. The Company was notified on June 28, 2000 that the performance bond is being called. It is not known, at this time, the amount, if any, the Company's share will be.

         As of April 27, 2005, no litigation has been filed against the Company, Separation, or any of the Company's subsidiaries with respect to this indemnification issue. The Company is currently investigating all of the relevant facts and circumstances in connection with the Surety's potential claim or cause of action. In the event that the Company is obligated to indemnify the Surety, the Company estimates that its liability will not exceed approximately $390,000.


Incidental Matters
------------------

         As of April 27, 2005, the Company and its subsidiaries are involved in ordinary, routine litigation incidental to the conduct of their business.
Management believes that none of this litigation, individually or in the aggregate, is material to the Company's financial condition or results of operations.

                                                                 SCHEDULE III.L.


                                EVENTS OF DEFAULT


$500,000 Bridge Loan and Extension

         In November 2000, the Company completed $500,000 in financing in the form of a loan (the "Weiss Group Note") from a group of four investors; $75,000 of which was borrowed from the son of Paul E. Hannesson, our former President and Chief Executive Officer, and $25,000 of which was borrowed from Stephen A. Weiss, a shareholder of Greenberg Traurig, LLP, our former corporate and securities counsel. The Weiss Group Note bears interest at 12% per annum, was due and payable on February 12, 2001, and is secured by the first $500,000 of loans or dividends that the Company may receive from DRM. As consideration for such loan, Environmental, one of the Company's principal stockholders owning approximately 16.58% (in November 2000) of the Company's common stock, transferred to the investors a total of 1,000,000 shares of the Company's common stock. All holders of the Weiss Group Note have granted payment extensions to the Company until January 15, 2005 in exchange for warrants for 2,500,000 shares of the Company's common stock at an exercise price of $0.0285. The current principal balance of the Weiss Group Note is $252,397 as of March 31, 2005 and remains unpaid as of April 27, 2005.

         Effective April 16, 2001, the Company issued warrants to purchase 1,000,000 shares of its common stock at an exercise price of $0.22 per share (the closing price of our common stock on the AMEX on such date) to all holders of the Weiss Group Note in consideration of the extension of the due date of such loans by such persons from February 12, 2001 to June 30, 2001. The Company believes that this transaction is exempt from the registration requirements of the Securities Act under Section 4(2) thereof as a transaction not involving any public offering of securities.

         Effective January 24, 2002, the Company issued warrants to purchase 500,000 shares of its common stock at an exercise price of $0.15 per share (the closing price of our common stock on the AMEX on such date) to all holders of the Weiss Group Note in consideration of the extension of the due date of such loans by such persons from June 30, 2001 to May 31, 2002. The Company believes that this transaction is exempt from the registration requirements of the Securities Act under Section 4(2) thereof as a transaction not involving any public offering of securities. See "MD&A - Liquidity and Capital Resources."

         Effective October 29, 2002, the members of the Weiss Group Note voluntarily cancelled all issued warrants to purchase 1,000,000 shares at an exercise price of $0.22 per share of the Company's common stock in connection with the Weiss Group Note. Effective October 29, 2002, the members of the Weiss Group Note voluntarily cancelled all issued warrants to purchase 500,000 shares at an exercise price of $0.15 per share of the Company's common stock in connection with the Weiss Group Note.

         Effective October 29, 2002, the Company issued warrants to purchase 1,500,000 shares of its common stock at an exercise price of $0.05 per share (the closing price of our common stock on the AMEX on such date) to all holders of the Weiss Group Note in consideration of the extension of the due date of such loans by such persons from May 31, 2002 to January 1, 2004. The Company believes that this transaction is exempt from the registration requirements of the Securities Act under Section 4(2) thereof as a transaction not involving any public offering of securities.

         Effective February 14, 2004, the members of the Weiss Group Note voluntarily cancelled all issued warrants to purchase 1,500,000 shares at an exercise price of $0.05 per share of the Company's common stock in connection with the Weiss Group Note.

         Effective February 15, 2004, the Company issued warrants to purchase 2,500,000 shares of its common stock at an exercise price of $0.0285 per share to all holders of the Weiss Group Note in consideration of the extension of the due date of such loans by such persons from May 31, 2002 to January 15, 2005. The Company believes that this transaction is exempt from the registration requirements of the Securities Act under Section 4(2) thereof as a transaction not involving any public offering of securities.


         As of April 27, 2005 the Company has not been notified of the holder's intent to declare a default on the Weiss Group Note.

                                                                 SCHEDULE III.W.



                              INTELLECTUAL PROPERTY


         The Company currently has ten (10) issued U.S. and foreign patents as of April 27, 2005. Additionally, the Company has seven (7) patent applications currently on file and pending in the U.S. and in foreign countries. The average life expectancy for the currently issued patents is 12.67 years. As patents are issued, the U.S. Patent and Trademark Office assigns the Company a twenty (20) year patent-life for each patent issued.

         The Company believes that its patent portfolio provides the Company the necessary "proprietary turf" in which it can market, distribute, and license the full range of the SET technology and all of its derivatives. Additionally, the Company's strength of its patent portfolio may operate as an effective "barrier to entry" in several of the markets in which the Company is presently conducting business.

         To protect its trade secrets and the un-patented proprietary information in its development activities, the Company requires its employees, consultants and contractors to enter into agreements providing for the confidentiality and the Company's ownership of such trade secrets and other un-patented proprietary information originated by such persons while in the employ of the Company. The Company also requires potential collaborative partners to enter into confidentiality and non-disclosure agreements.

         There can be no assurance that any patents that may hereafter be obtained, or any of the Company's confidentiality and non-disclosure agreements, will provide meaningful protection of the Company's confidential or proprietary information in the case of unauthorized use or disclosure. In addition, there can be no assurance that the Company will not incur significant costs and expenses, including the costs of any future litigation, to defend its rights in respect of any such intellectual property.

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